Exhibit 99.1

Investor Presentation September 2015

The forward-looking statements contained in this presentation are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’sfilingswiththeSEC. Forward-lookingstatementsarenotguaranteesof performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. 2

Self-storage REIT with expansive national platform Facilities1 615 Managed 182 Owned 433 Owned Portfolio by Market Boston 5 CT 21 Other Northeast 11 NY 49 Total Market Cap2 $5.2 billion Chicago 37 Other West 15 Ohio 20 hiladelphia 15 Balt/DC 24 CO/UT 13 Inland Empire 16 So. CA 12 Tenn 6 Other Southeast 6 Atlanta 16 AZ/LV 33 Headquarters Malvern, PA Other Midwest 10 Major TX 49 Other FL 56 Miami 19 3 1)Property count as of June 30, 2015. 2)Market value of common and book value of preferred equity and debt as of June 30, 2015.

Innovative platforms, disciplined growth, and prudent funding have combined to generate significant value for shareholders Cumulative Total Returns1 4 1)Returns through June 30, 2015. Self-Storage REITs represent a straight average of cumulative total returns for the four largest publicly traded storage REITs.

Internal Growth Maximize portfolio value through continued focus on customer service and operational advancement External Growth Continue to prudently build a portfolio of high-quality assets, with a focus on targeted markets Finance growth by accessing the full array of capital sources available through a BBB/Baa2 investment grade balance sheet Financial Strength 5

2015 Year-to-Date Same-Store Results1 Internal Growth NOI2 +8.9% Revenue +6.9% Expenses +2.6% Average Occupancy 91.8% (+170 bps YOY) 2015 Same-Store Guidance3 MaintCaionnBtiBnBu/eBtaoa2prinuvdeesnttmlyebnut igldraadpeobratflaonlicoeosfheet External Growth Revenue growth driven increasingly by effective rent growth Expense growth is expected to remain inflationary, except for continued pressure on real estate taxes  Financial Strength  1) 2) Financial data from January 1, 2015 through June 30, 2015 Net operating income, or revenues less property operating expenses. Please refer to CubeSmart’s public filings for a detailed explanation of NOI and how it reconciles to a GAAP measure. As provided in the Company’s Earnings Release dated August 6, 2015 6 3) 2 thatRhaeifgfvoher-ndqusuebalriotyadasascectEse,xswsptietohntsaheefsofcuullsaornratyaorNgf ecOtaeIpdital +6.25% to +7.0%+3.s0mo%uartrcokee+st3s.75%+7.75% to +8.75% Maximize portfolio value through continued focus on customer service and operational advancement

Enhancing the customer experience at all points of engagement through proprietary systems and processes Continued Engagement Attraction Reservation Rental - PREMIUM UNIT 7 Customer Service Internet Marketing Revenue Management 323 322 321 296 295 238 193-194 149 148 106 366 324 319 325 318 195 150 196 197 198 153 317 300 316 301 315 302 380 379 378 377 381 362 314 303 405 382 361 330 313 304 404 383 360 331 312 305 403 384 359 332 311 306 402 385 358 333 310 401 386 357 334 309 156 157 158 204 159 205 160 353 354 355 356 278 279 280 282 283 252 206 207 161-62 118 400 348 335 271 225 399 347 336 270 224 398 389 346 269 223 214 169 397 390 345 268 222 170 396 391 344 267 262 221 171 395 392 343263 220 217 394 393 342 341219 218 501 513 780 777 736 735 734 733 697 837 781 776 738694 836 782 775 739693 657 655-656 617 581 619 620 621 835 774 834 773 730 692 691 622 833 785 772 742 700 690 662 623 832 786 787 788 789 744 745 746 747 702 703 663-664 665 625 587 831 794 771 752 726 709 688 668 629 830 795 829 796 687 669 630 710 686 828 797 768 755 723 711 685 827 798 756 722 684 799721 712 683 800 765 720 713 824 801 764 759 719 714 823 763 760 715 762 761 716 633 634 635 636 676 637 677 638 805 806 807 810 811 812 813 552 553 554 556 557 558 562 820 ENTRY ENTRY InventoryAttractive DiscountAttractive OfferIn-Place Rate ManagementIncreases MECH ROOM 75 78 79 80 541 EXITEXIT 97 96 95 94 93 574 134-35 132-33 130-131 129 615 613-14 611-12 609 607-08 605-06 603-04 601-02 599-600 628 53 52 54 055-056 32 33 39 34 27 38 35 37 36 10 9 8 7 OFFICE EXIT ENTRYEXIT ENTRY - NORMAL UNIT - ECONOMY UNIT Customer ReferralsSales CenterStore ManagersCustomer Center 7 Marketing EffortsWebsiteEmail ConfirmationSocial Media

Adjusting to evolving marketing ecosystems and engagement mediums Growing complexity of digital marketing platforms (i.e. social media, customer reviews, and search engine algorithms); Customers engage through a multitude of devices; personalized customer experiences Website maturation; Internet ad spend predominant marketing budget item; mobile an increasingly important traffic driver Early online advertising; websites accessed via desktop computers and serve as digital flyers Yellow Page advertising; engagement primarily via land-line phone and in-person Time 8 Sophistication

Optimizing marketing efforts and efficiently attracting customers through use of industry-leading analytics 9

Supplementing internet marketing initiatives with a traditional platform to take advantage of market depth and to reach customers offline Out-of-home placements in markets with high store concentration Hyper-targeted direct mail campaigns in select markets Selective local marketing efforts to target specific customer segments    10

Advanced data analytics to personalize experiences for each customer Custom Experience 1 Custom Experience 2 Custom Experience 3 Continued focus on capturing and leveraging insights about customers to create customized experiences that increase engagement and conversion Understanding the motivations of different customers and engaging with them through methods they trust 11  

Revenue Management Landscape Historically, advanced revenue management techniques have boosted revenue in a number of supply-constrained industries, beginning with airlines and then moving on to hotels Multi-family represents the closest analogy, but the unpredictable lengths of stay for self storage customers adds additional complexity   12

Fundamental Pricing Issue Pricing optimization requires consideration of a multi-dimensional demand landscape and dynamic capacity constraints Optimal Pricing Pricing Decisions  Substitutability  Competition  Timing / Other  Capacity / Economic Outcomes 13

Long-Term Revenue Maximization Strategy Demand Forecast/ Revenue Optimization Price optimization requires consideration of a multi-dimensional demand landscape & dynamic capacity constraints Balance Between Street Rates, Discounts, and Concessions Goal of providing the most compelling offer to the customer that maximizes long-term revenue Unit Mix Decisions & Inventory Management Maximizing revenue through dynamic inventory management, prioritization, & unit conversions to create optimal unit availability In-Place Rate Increases Dynamic in-place rate increase strategies take advantage of customer stickiness to maximize long-term revenue 14

Striving to fulfill our mission of simplifying organizational challenges through unparalleled customer service Focus on customer service throughout all touch-points (store, sales center, and website) to create a fully integrated interaction with each customer Modern offices and operational training focused on service-oriented values facilitate an efficient rental process   15

An award-winning service culture 16

External Growth


Internal Growth
External Growth
Financial Strength

Investment Strategy

- Focus on high-quality properties in high-barrier-to-entry markets
- Leverage relationships with development partners to invest selectively in accretive development and built-to-suit opportunities
- Utilize third-party management program to gain additional scale and efficiencies and create potential acquisition opportunities with private owners

Execution

- **$127.6 million** in year-to-date acquisitions[1]
- **$32.9 million** in year-to-date new development
- **$213.1 million** of investments under contract
  - $90.2 million of acquisitions at completion, $122.9 million of JV development
- **19** new properties added to the third-party platform

CUBESMART

1) Acquisitions closed and under contract as of June 30, 2015.

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Focus on adding scale in attractive, high-barrier-to-entry markets Investment Activity Since 2008 Acquisitions1,2 $2.0 billion 196 Stores Dispositions1 $422 million 139 Stores Acquisitions, 2008 – June 2015 Dispositions, 2008 – June 2015 Development Properties, 2014 – June 2015 18 1)Transactions closed from 2008 through June 30, 2015 2)Includes investment in 35 properties through HHF Joint Venture

Significant evolution over past seven years Acquisitions 2 2008 – June 2015 Total Portfolio 2 June 2015 Total Portfolio January 2008 Dispositions, 2008 – June 2015 2 Note: Bubbles sized by revenue. 1)Realized annual rent per occupied sq ft is computed by dividing rental income by the weighted occupied sq ft for the period. 19 2)Includes transactions closed or announced and under contract as of June 30, 2015. 1

Development Development transactions generate highest returns Utilize partners for local market expertise  $182.3M  Brooklyn, NY Arlington, VA Bronx, NY 1)Dollar amounts represent 100% of estimated CubeSmart investment. 20 1Q16 Queens, NY $32.1M Queens, NY $19.0M 3Q16 Washington, DC $25.4M 4Q15 $14.4M 1Q14 Bronx, NY $17.2M Malvern, PA $25.1M 2Q15 $17.1M 2Q16 $32.0M

Purchase at Completion These transactions allow us to acquire high-quality, purpose-built assets without taking on development risk Our proven operational platform creates value by mitigating lease-up risk   Dallas, TX 21 1)These facilities are expected to be purchased upon completion and are subject to due diligence and other customary closing conditions. No assurance can be provided that these acquisitions will be completed on the terms described, or at all. $144.0M 1Q16 Brooklyn, NY $48.5M Grapevine, TX $10.8M 4Q16 Miami, FL $20.8M 4Q15 Fort Worth, TX $10.1M 4Q14 Long Island City, NY $38.0M 2Q15 $15.8M

Enhancing our portfolio by adding purpose-built Class A facilities 22

Third-party management allows us to leverage our operating platform and generate additional economies of scale Platform has grown to 182 properties since its inception in 2009 Purchased 57 properties from our managed portfolio for $527 million1 since 2010   23 1)Includes acquisitions closed or under contract as of June 30, 2015.

Financial Strength

Internal Growth

External Growth

Financial Strength

Approach

- Fund external growth in a manner consistent with our objective of maintaining our investment grade credit rating
- Conservative balance sheet strategy provides capacity and flexibility to close transactions and the ability to access multiple sources of capital

2015 Activity

- Raised **$56.4 million** in equity offering proceeds through at-the-market equity program during six months ended June 30, 2015.
- Amended credit agreement to increase revolving line of credit to **$500 million** from $300 million
  - Extended maturity to April 2020 from June 2017

CubeSmart

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Objective of funding growth in manner consistent with a conservative balance sheet 38% Debt + Preferred / Gross Assets 25 1)Based on EBITDA and average debt outstanding during 2Q15 (in thousands)Well-Staggered Debt Maturity Schedule As of June 30, 2015 Weighted Average Maturity 5.5 Years Conservative Metrics As of June 30, 2015 Debt / Gross Assets 35% Debt / EBITDA1 4.7x Debt + Preferred / EBITDA1 5.0x Secured Debt / Gross Assets 4.2% Investment Grade Rating As of June 30, 2015 Baa2 (Stable) BBB (Stable)

Strong operating performance coupled with conservative balance sheet management continues to improve credit metrics 1) 2) 3) Source: Company Filings Sources: SNL, Company Filings 26 Dividend payout ratio calculated as annual common distributions declared per share / funds from operations per share, as adjusted Historical Leverage Levels1 EBITDA Coverage Ratio1 Gross Assets1 Dividends2 33

Robust organic growth fueled by a focus on customer service, continued enhancement of operational infrastructure, and a widening divide between large and small operators  Meaningful external growth through a disciplined investment process supplemented by a competitive and expanding third party management platform  Strategic growth objectives are supported by a healthy, investment grade balance sheet and access to a broad array of capital sources  27

Historical Company Data

Same-Store Performance[1]	2010	2011	2012	2013	2014
Revenue Growth	0.3%	3.6%	3.8%	7.4%	7.2%
NOI Growth	1.0%	5.7%	6.0%	9.3%	9.6%
YOY Occupancy Growth (BPS)	0.6%	2.0%	3.4%	5.3%	2.6%
Annual Avg. Occupancy	76.8%	78.8%	82.6%	88.4%	90.8%
External Growth					
# Acquired Properties	12	27	37	20	53
Acquisition Value ($MM)	$85.1	$467.1	$432.3	$189.8	$568.2
# of Disposed Properties	16	19	26	35	0
Disposition Value ($MM)	$38.1	$45.2	$60.0	$126.4	$0.0
Trading & Valuation Metrics					
Market Equity Value[2]	$965	$1,277	$2,049	$2,335	$3,752
Total Market Capitalization[2]	$1,580	$2,035	$3,073	$3,474	$4,926
Total Gross Assets[2]	$1,793	$2,195	$2,504	$2,757	$3,278
P / FFO (Trailing)[3]	18.7x	16.4x	19.7x	17.5x	20.4x
FFO Payout Ratio[4]	28.4%	44.6%	47.3%	50.5%	50.9%
Dividend Yield[5]	1.5%	2.7%	2.4%	2.9%	2.5%

1) Performance as reported for the same-store pool as it was constituted at the end of the respective year
2) Year-ending values as detailed in Company's supplemental packages
3) Calculated as ending common share price / funds from operations per share, as adjusted. Please refer to CubeSmart's public filings for a detailed explanation of FFO and how it reconciles to a GAAP measure.
4) Calculated as annual common distributions declared per share / funds from operations per share, as adjusted
5) Calculated as annual dividend per share / ending common share price

CUBESMART®

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Investor Relations Contact Charles Place Director, Investor Relations 5 Old Lancaster Rd. Malvern, PA 19355 610.535.5700 cplace@cubesmart..com Date